EX-99.1 CERTAIN UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

Exhibit 99.1

FNDS3000 Corp

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

These unaudited pro forma condensed consolidated financial statements of the Company have been prepared to reflect the May 14, 2009 sale of the Company’s 100% ownership and Member Interest in its subsidiary, Atlas Merchant Services, LLC (“Atlas”, “Atlas, LLC”) as described in Item 2.01 of this Current Report.

The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended August 31, 2008 and for the six months ended February 28, 2009 are based on the Company’s historical condensed consolidated statements of operations, and give effect to the disposition transaction as if it had occurred on September 1, 2007.

Because the Company purchased the assets of Atlas Merchant Services, Inc. in July 2008, the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended August 31, 2008 includes the results of operations for Atlas only for the two months of July and August, 2008.

Results of operations for Atlas, LLC were not presented as discontinued operations in the Company’s Quarterly Report on Form 10-Q for the six months ended February 28, 2009, as it was unknown at that time if a sale was probable. Therefore, in accordance with FASB Statement No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, an unaudited pro forma condensed consolidated statement of operations is included for that period.

The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of February 28, 2009 is based on the Company’s historical balance sheet as of that date, and gives effect to the disposition transaction as if it had occurred on September 1, 2007, the first day of our fiscal year ended August 31, 2008.

The Unaudited Pro Forma Condensed Consolidated Statements of Operations are based on the assumptions and adjustments described in the accompanying notes and do not reflect any adjustments for non-recurring items or changes in operating strategies arising as a result of the disposition. Accordingly, the actual effect of the sale, due to this and other factors, could differ from the pro forma adjustments presented herein. However, management believes that the assumptions used and the adjustments made are reasonable under the circumstances and given the information available.

These unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or the financial position that would have been achieved had the sale been consummated as of the dates indicated or of the results that may be obtained in the future.

These unaudited pro forma condensed consolidated financial statements and the accompanying notes should be read together with the Company’s audited consolidated financial statements and accompanying notes included in the Company’s Annual Report on Form 10-K for the year ended August 31, 2008, as well as in conjunction with the Company’s unaudited condensed consolidated financial statements and accompanying notes included in the Company’s Quarterly Report filed April 14, 2009 on Form 10-Q for the six months ended February 28, 2009 and Form 10-Q for the nine months ended May 31, 2009 to be filed at a later date.

FNDS3000 Corp and Subsidiaries

CONSOLIDATED BALANCE SHEETS

As of February 28, 2009

	FNDS3000 Corp - Consolidated (as Reported)	Proforma Adjustments		FNDS3000 Corp - Proforma
ASSETS
Current assets:
Cash	$1,214,892	$(10,356	)(a)	$1,204,536
Accounts receivable, net	122,560	(119,665	)(a)	2,895
Inventory, net	7,070	(7,070	)(a)	—
Deposits	11,727	—		11,727
Prepaid expenses and other current assets	76,094	(2,961	)(a)	73,133
Due from related party	33,864	—		33,864

Total current assets	1,466,207	(140,052)		1,326,155

Property, plant and equipment, net	107,990	(21,207	)(a)	86,783
Software license	1,589,363	—		1,589,363
Other intangibles, net	664,000	(664,000	)(a)	—

Total assets	$3,827,560	$(825,259)		$3,002,301

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$119,970	$(6,506	)(a)	$113,464
Accrued payroll and benefits	85,191	(28,769	)(a)	56,422
Other accrued liabilities	91,285	(77,499	)(a)	13,786
Due to related party	91,000	(207,202	)(a)	163,151
		271,121	(d)
		8,232	(d)
Stock price indemnity	113,116	—		113,116
Convertible note payable	1,000,000	—		1,000,000
Notes payable	466,886	(466,886	)(d)	—

	1,967,448	(507,509)		1,459,939

Notes payable-long-term	250,000	(250,000	)(d)	—

Total liabilities	2,217,448	(757,509)		1,459,939

Commitments and contingencies

Stockholders’ equity:
Common stock payable	—	—		—
Preferred stock; $0.001 par value: 5,000,000 shares authorized; no shares issued and outstanding Common stock, $0.001 par; 100,000,000 shares authorized; 36,848,500 and 34,848,500 issued and outstanding, February 28, 2009	34,849	—		34,849
Paid-in capital	11,016,000	—		11,016,000
Accumulated deficit during development stage	(9,440,737)	(67,750	)(c)	(9,508,487)

Total stockholders’ equity	1,610,112	(67,750)		1,542,362

Total liabilities and stockholders’ equity	$3,827,560	$(825,259)		$3,002,301

FNDS3000 Corp and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Six Months Ended February 28, 2009
	FNDS3000 Corp - Consolidated (as Reported)	Proforma Adjustments		FNDS3000 Corp - Proforma
Revenues, net	$478,798	$(470,072	)(b)	$8,726
Cost of sales	122,117	(55,883	)(b)	66,234

Gross profit (loss)	356,681	(414,189)		(57,508)

Operating expenses:

Stock-based compensation-professional	100,000	—		100,000
Stock-based compensation-salaries	184,379	—		184,379
Salaries and benefits	1,122,156	(344,392	)(b)	777,764
Travel expense	188,335	(25,607	)(b)	162,728
Professional and consultant fees	305,618	(40,756	)(b)	264,862
Amortization and depreciation expense	321,724	(229,459	)(b)	92,265
Commissions	68,728	(68,728	)(b)	—
Other selling, general and administrative	141,417	(52,521	)(b)	88,896

Total operating expenses	2,432,357	(761,463)		1,670,894

Loss from operations	(2,075,676)	347,274		(1,728,402)

Other income (expense):
Interest and other income	8,984	—		8,984
Interest expense	(78,905)	34,423	(d)	(44,482)
Gain/(loss) on currency translation	(7,856)	—		(7,856)
Stock price indemnity	(113,116)	—		(113,116)
Other loss	(64,000)	64,000	(b)	—

Total other income (expense)	(254,893)	98,423		(156,470)

Loss from operations before income tax expense	(2,330,569)	445,697		(1,884,872)
Provision for income tax	—	—		—

Net loss	$(2,330,569)	$445,697		$(1,884,872)

Net loss per share – basic and diluted	$(0.10)			$(0.07)

Weighted average shares outstanding – basic and diluted	30,193,091			25,193,091

FNDS3000 Corp and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended August 31, 2008
	FNDS3000 Corp - Consolidated (as Reported)	Proforma Adjustments		FNDS3000 Corp - Proforma
Revenues, net	$188,158	$(162,227	)(b)	$25,931
Cost of sales	61,987	(25,931	)(b)	36,056

Gross profit (loss)	126,171	(136,296)		(10,125)

Operating expenses:
Stock-based compensation-professional	1,186,187	—		1,186,187
Stock-based compensation-salaries	198,451	—		198,451
Salaries and benefits	1,234,327	(92,051	)(b)	1,142,276
Travel expense	307,097	(12,220	)(b)	294,877
Professional and consultant fees	207,984	(4,788	)(b)	203,196
Amortization and depreciation expense	131,263	(87,192	)(b)	44,071
Asset impairment	226,741	(226,741	)(b)	—
Commissions	8,350	—		8,350
Other selling, general and administrative	78,174	(44,376	)(b)	33,798

Total operating expenses	3,578,574	(467,368)		3,111,206

Loss from operations	(3,452,403)	331,072		(3,121,331)

Other income (expense):
Interest and other income	9,291	—		9,291
Interest expense	(23,120)	(31	)(b)	(12,519)
		10,632	(d)

Gain/(loss) on currency translation	(8,121)	—		(8,121)
Loss on sale of investment	—	(836,000	)(c)	(836,000)
Loss on asset disposal	(1,682)	—		(1,682)

Total other income (expense)	(23,632)	(825,399)		(849,031)

Loss from operations before income tax expense	(3,476,035)	(494,327)		(3,970,362)
Provision for income tax	—	—		—

Net loss	$(3,476,035)	$(494,327)		$(3,970,362)

Net loss per share – basic and diluted	$(0.13)			$(0.32)

Weighted average shares outstanding – basic and diluted	17,275,710			12,275,710

Atlas Merchant Services, LLC

	For the Year Ended August 31, 2008	For the Six Months Ended February 28, 2009	Total
Revenues, net	$162,227	$470,072	$632,299
Cost of sales	25,931	55,883	81,814

Gross profit (loss)	136,296	414,189	550,485

Operating expenses:
Salaries and benefits	92,051	344,392	436,443
Travel	12,220	25,607	37,827
Professional and consultant fees	4,788	40,756	45,544
Amortization and depreciation	87,192	229,459	316,651
Commissions	226,741	68,728	295,469
Other selling, general and administrative	44,376	52,521	96,897

Total operating expenses	467,368	761,463	1,228,831

Loss from operations	(331,072)	(347,274)	(678,346)

Other income (expense):
Interest income	31	—	31
Other loss	—	(64,000)	(64,000)

Total other income (expense)	31	(64,000)	(63,969)
Loss from discontinued operations before income tax expense	(331,041)	(411,274)	(742,315)
Provision for income tax	—	—	—

Net loss from discontinued operations	$(331,041)	$(411,274)	$(742,316)

(a)	Reflects the elimination of assets and liabilities associated with the discontinued operations of Atlas Merchant Services, LLC.
(b)	Reflects the elimination of the results of operations of the discontinued operations of Atlas Merchant Services, LLC.
(c)	Represents the loss recognized on the sale of Atlas Merchant Services, LLC assuming the transaction occurred on September 1, 2007.

(d)	Reflects the elimination of the present value and interest expense incurred on the $750,000 note payable to Victor Gerber/Atlas Merchant Services, Inc.
(e)	Reflects the elimination of the inter-company balance due from Atlas Merchant Services, LLC

The Company decided to sell the Atlas subsidiary as a result of management’s strategic review, which concluded that the Atlas subsidiary was unlikely to provide significant financial contributions or synergies, and that both companies would fare better under separate ownership.

The estimated total consideration if the sale of Atlas, LLC occurred on February 28, 2009 is $708,654, the present value of the initial purchase loan as of February 28, 2009.

The Company would reflect the loss on the sale of Atlas, LLC as of February 28, 2009 as follows:

Elimination of inter-company balance due from Atlas	$203,764
Write off of initial investment in Atlas LLC	2,083,599
Atlas operational loss as of February 28, 2009	(742,316)
Elimination of present value of initial purchase loan	(708,654)

Total loss on sale of Atlas	$836,393

For the final consideration received and loss to be recognized on this sale, please see the Form 10-Q for the nine and three months ended May 31, 2009 to be filed in July 2009.

Additionally, as part of the agreement to sell Atlas, LLC back to Mr. Gerber, the Company assumed a guarantee by Mr. Gerber to one shareholder with respect to its stock performance. The Company agreed that in the event that as of October 30, 2009, the market value of the Company’s common stock is less than $0.43 per share, the Company would pay an amount equal to the excess of $0.43 over the market value of the Company’s common stock multiplied by the 883,721 shares of common stock held by said shareholder. The market value of the Company’s common stock shall be defined as the average publicly trade price on the Over-the-Counter Bulletin Board for the ten business days ending October 30, 2009. The Company has recognized a loss and an accrued liability of $113,116 based upon the difference between $0.43 and the market value, as defined, of the Company’s common stock as of February 28, 2009.